UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2006

MasterCard Incorporated

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50250 (Commission File Number)	13-4172551 (IRS Employer Identification No.)

2000 Purchase Street Purchase, New York (Address of principal executive offices)		10577 (Zip Code)

(914) 249-2000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

On December 27, 2006, MasterCard International Incorporated (“MasterCard”), the principal operating subsidiary of MasterCard Incorporated (the “Company”), amended its agreement (the “Agreement”) with HSBC Bank USA, National Association and HSBC Bank Nevada, N.A., as successor to Household Bank (SB), N.A., (collectively, the “HSBC Banks”), effective as of July 1, 2003, relating to certain pricing arrangements for the HSBC Banks’ use of the Company’s core authorization, clearing and settlement services in the United States. This amendment, among other things, restructures certain pricing, incentives and card issuance terms of the Agreement.

The HSBC Banks, together with their affiliates, have approximately 5.55% of the total voting power of the Company’s Class M common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date: December 29, 2006	By /s/ Noah J. Hanft
Noah J. Hanft General Counsel and Secretary